Exhibit 4.7


                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September ___, 2004, by and among Renegade Venture (Nev.) Corporation, a Nevada corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, $1,100,000.00 (the "Purchase Price") of the Company's common stock, $.001 par value (the "Common Stock" or "Shares"), and share purchase warrants in the form attached hereto as Exhibit A (the "Warrants"), to purchase shares of Common Stock (the "Warrant Shares"). The per Share Purchase Price shall be $0.52, subject to adjustment as described in this Agreement. The Purchase Price shall be payable to the Company on the Closing Date. The Common Stock, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

     WHEREAS, the aggregate proceeds of the sale of the Common Stock and the Warrants contemplated hereby may be held in escrow pursuant to the terms of a Funds Escrow Agreement which may be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

          1. Purchase and Sale of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement and the Escrow Agreement, each Subscriber shall purchase the Shares and Warrants for the portion of the Purchase Price indicated on the signature page hereto, and the Company shall sell such Shares and Warrants to the Subscriber. The Purchase Price for the Shares and Warrants shall be paid in cash. The entire Purchase Price shall be allocated to the Shares.

          2. Escrow Arrangements; Form of Payment. Upon execution hereof by the parties and pursuant to the terms of the Escrow Agreement, each Subscriber agrees to make the deliveries required of such Subscriber as set forth in the Escrow Agreement and the Company agrees to make the deliveries required of the Company as set forth in the Escrow Agreement.

          3. Warrants. On the Closing Date the Company will issue Warrants to the Subscribers. One (1) Class A Warrant and one (1) Class B Warrant will be issued for each two (2) Shares issued on the Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $1.00. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class B Warrant shall be $1.36. Collectively, the Class A Warrants and Class B Warrants are referred to herein as Warrants. The Warrants shall be exercisable until five (5) years after the Closing Date, will have a cashless exercise feature and be subject to Call by the Company as described in Exhibit A hereto.

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          4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

               (a) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form SB-2 Registration Statement filed with the Commission on July 2, 2004, as amended August 2, 2004 ("Pending Registration Statement") and Form 10-KSB for the year ended December 31, 2003 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors including, without limitation the risk factors set forth in the Company's most recently filed SB-2 and SB-2A, which were filed respectively on July 2, 2004 and August 2, 2004 ("Pending Registration Statement") discussed under the heading "Risk Factors" the Subscriber deems material in deciding on the advisability of investing in the Securities. The Subscriber has had full opportunity to conduct, and has conducted, a complete and thorough due diligence investigation of the Company, and such opportunity has been made available to the Subscriber's professional representative(s) to ask questions of and receive answers from representatives of the Company concerning the Company and its financial condition and prospects, as well as request additional information necessary to verify the accuracy of the Reports and Other Written Information provided to Subscriber.

               (b) Information on Subscriber. The Subscriber is organized and validly existing under the laws of its formation. The Subscriber is, and will be at the time of the issuance of the Common Stock and exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and the Subscriber has no need for liquidity with respect to its investment in the Company. The information set forth on the signature page hereto regarding the Subscriber is accurate.

               (c) Purchase of Common Stock and Warrants. The Subscriber was not organized, either directly or indirectly, for the specific purpose of acquiring the Securities and on the closing date, the Subscriber will purchase the Common Stock and Warrants as principal for its own account and not with a view to any distribution thereof.

               (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in lawful short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative

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transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

               (e) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RENEGADE VENTURE (NEV.) CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f) Warrants Legend. The Warrants shall bear the following or similar legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RENEGADE VENTURE (NEV.) CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (g) Stop Transfer Order. The Securities, when issued prior to the effectiveness of the "Registration Statement" (as defined in Section 10 of this Agreement), will be restricted securities. Subscriber agrees that, in order to ensure compliance with the restrictions referenced at Section 4(e) & (f) herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

               (h) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. At no time has it been explicitly or implicitly represented, guaranteed or warranted to the Subscriber by the Company, the agents or employees of Company or any other

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person: (1) that a percentage of profit and/or amount or type of consideration will be realized as a result of this investment; (2) that any cash dividends from Company operations or otherwise will be made to shareholders by any specific date or will be made at all; (3) that actual Company results, financial or otherwise, will correspond with any predictions or projections that may have been made available to Subscriber; or (3) that any specific tax benefits will accrue as a result of an investment in the Company.

               (i) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

               (j) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) such Subscriber provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) Subscriber provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares or the Warrant Shares, as the case may be, can be sold pursuant to (A) Rule 144 promulgated under the 1933 Act, or (B) Rule 144(k) promulgated under the 1933 Act, in each case following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

               For the purposes of this Agreement, an "Affiliate" of any specified Subscriber means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Subscriber. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

               (k) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (l) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date.

               (m) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

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          5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

               (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect. For purposes of this Agreement, a "material adverse effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

               (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

               (c) Authority; Enforceability. This Agreement, the Common Stock, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

               (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except for such disclosed rights of Barron Partners, LP, JG Capital, Inc. and as described on Schedule 5(d) hereto.

               (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange, the National Association of Securities Dealers, Inc., Nasdaq, SmallCap Market, the OTC Bulletin Board ("Bulletin Board") nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

               (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under the Transaction Documents by the Company will:

                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company,
(B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates or subsidiaries is a party, by which the Company or any of its affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates; or

                    (iii) except as disclosed on Schedule 5(d), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                    (iv) except as disclosed on Schedule 10.1, result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

               (g) The Securities. The Securities upon issuance:

                    (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                    (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act);

                    (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                    (iv) will not subject the holders thereof to personal liability by reason of being such holders.

               (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a material adverse effect on the Company.

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               (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

               (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

               (k) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

               (l) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

               (m) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board which if so integrated would eliminate the exemption for the Offering as described in the second paragraph of this Agreement. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities which if so integrated would impair the exemption for the Offering (as defined in Section 7(c) of this Agreement).

               (n) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

               (o) Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies and as of the Closing Date, the Company will satisfy all the requirements for the continued quotation of its common stock on the Bulletin Board.

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               (p) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2003 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company's financial condition.

               (q) No Undisclosed Events or Circumstances. Since December 31, 2003, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

               (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date is set forth on Schedule 5(s) hereto. There are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company except as set forth on Schedule 5(s). All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

               (t) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities may have a dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

               (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

               (v) Investment Company. The Company is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (w) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

               (x) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

          6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933

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Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the resale of the Common Stock and exercise of the Warrants and resale of the Warrant Shares.

          7. Finder/Legal Fees.

               (a) Finder's Fee. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than the parties identified on Schedule 7 (each a "Finder" and collectively "Finders") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything to the contrary in this Agreement notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. Each Subscriber's liability hereunder is several and not joint. The Company agrees that it will pay the Finders, in the aggregate, a cash finder's fee of six percent (6%) of the Purchase Price ("Finder's Fees") directly out of the funds held pursuant to the Escrow Agreement. The Finders will also be paid by the Company six percent (6%) of the cash proceeds received by the Company from exercise of the Warrants (collectively "Warrant Exercise Compensation"). The Warrant Exercise Compensation must be paid by the Company to the Finders within five (5) business days after each receipt by the Company of Warrant exercise cash proceeds. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Finder.

               (b) Finder's Warrants. On the Closing Date, the Company will issue to the Finders Warrants similar to and carrying the same rights as the Warrants issuable to the Subscribers ("Finder's Warrants"). The Finders will receive, the aggregate, seven and one-half (7-1/2) Warrants for each one hundred
(100) Shares and Warrants issued on the Closing Date to the Subscribers. Such Warrant shall be exercisable at a price per Warrant Share equivalent to the Shares and Class A and Class B Warrants giving rise to such issuance (i.e. $0.52, $1.00, and $1.36). The Finder's Warrants will not be subject to Call by the Company. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation and registration rights made or granted to or for the benefit of the Subscribers are hereby also made by the Company and granted to the holders of Finder's Warrants. A form of Finder's Warrant is annexed hereto as Exhibit D.

               (c) Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a fee of $16,250 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Shares and Warrants (the "Offering") and acting as Escrow Agent for the Offering. The Finders will allocate to Grushko & Mittman, P.C. an amount of Finder's Warrants designated on Schedule 7 hereto. The Legal Fees will be payable on the Closing Date out of funds held pursuant to the Escrow Agreement.

          8.1. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

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               (a) Stop Orders. The Company will advise the Subscribers,
promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               (b) Listing. The Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall use its commercially reasonable best efforts to maintain such listing so long as any Shares or Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")) or other market with the reasonable consent of Subscribers holding a majority of the Shares and Warrant Shares, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

               (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

               (d) Reporting Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (v) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its commercially reasonable best efforts to continue the listing or quotation of the Common Stock on the Principal Market or other market or exchange identified in Section 5(e) above, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

               (e) Use of Proceeds. The Company undertakes to use the proceeds of the Subscribers' funds for the purposes set forth on Schedule 8(e) hereto. Except as set forth on Schedule 8(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

               (f) Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of each Subscriber and holder of a Warrant, from its authorized but unissued common stock, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants.

               (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

               (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

               (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

               (j) Governmental Authorities. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

               (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

               (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 10.1(iv) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

               (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the first business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after each Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Closing Date is annexed hereto as Exhibit E.

               (n) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 10 of this Agreement or in connection with the securities identified on Schedule 10.1 hereto, the Company will not file any registration statements, including but not limited to Form S-8, with the Commission or with state regulatory authorities, without the consent of the Subscribers holding 65% of the outstanding Shares and Warrant Shares, until one hundred and eighty (180) days after the actual effective date of the Registration Statement described in Section 10.1(iv) of this Agreement ("Actual Effective Date") during which such Registration Statement shall have been current and available for use in connection with the public resale of the Shares and Warrant Shares ("Exclusion Period"). Nor will the Company allow any registration statement except for the Registration Statement to be declared effective by the Commission prior to the Actual Effective Date except that provided a Non-Registration Event has not occurred and the Company has diligently attempted to obtain the effectiveness of the Registration Statement, then the Pending Registration Statement may be declared effective on or after November 15, 2004.

               (o) Blackout. The Company undertakes and covenants that until the first to occur of (i) the end of the Exclusion Period, or (ii) until all the Shares and Warrant Shares have been resold pursuant to a registration statement or Rule 144, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days.

               (p) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               (q) Limited Standstill. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements ("Limited Standstill Agreements") in the forms annexed hereto as Exhibit F, with the parties identified on Schedule 8(q) hereto.

          8.2. Covenants of the Subscriber. The Subscribers, each for itself, covenant and agree with the Company that provided a Non-Registration Event (as defined in Section 10.4) has not occurred and no other liquidated damages have accrued hereunder, then until the end of the Exclusion Period [as defined in
Section 8(n)], each Subscriber will not, without prior approval by the Company, sell in open market transactions on any trading day an amount of Company Shares in excess of such Subscriber's Proportionate Share (as set forth on the signature page hereto) of 12.5% of the trading volume of the Company's Common Stock for such trading day as reported by Bloomberg L.P. Each Subscriber may sell up to its Proportionate Share of 37.5% of the reported trading volume of the Company's Common Stock for such Proportionate Share percentages that accumulated and were not sold on prior trading days pursuant to the previous sentence.

          9. Covenants of the Company and Subscriber Regarding Indemnification.

               (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in any of the Transaction Documents; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company under any Transaction Documents other than its obligations under Section 10 of this Agreement.

               (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

               (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

               (d) The procedures set forth in Section 10.6 shall apply to the indemnifications set forth in Sections 9(a) and 9(b) above.

          10.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

               (i) On one occasion, for a period commencing ninety-one (91) days after the Closing Date, but not later than two (2) years after the Closing Date ("Request Date"), upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and Warrant Shares actually issued upon exercise of the Warrants, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares and Warrant Shares (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. Registrable Securities shall not include (i) Securities which are already registered for resale in an effective registration statement, (ii) included for registration in a pending registration statement, or (iii) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i).

               (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

               (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii).

               (iv) The Company shall file with the Commission not later than thirty (30) days after the Closing Date an amendment to the Pending Registration Statement or if the Commission requests in writing that the Registrable Securities be removed from the Pending Registration Statement, then within fifteen (15) days after such written request (the later of such dates being the "Filing Date"), the Company will file another registration statement on form

SB-2, and use its commercially reasonable best efforts to cause to be declared effective within ninety (90) days after the Closing Date (the "Effective Date"), such registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to the Shares and all of the Warrant Shares issuable upon exercise of the Warrants and Finder's Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as disclosed on
Schedule 10.1. It shall be deemed a Non-Registration Event (as defined in Section 10.4 of this Agreement) if at any time after the actual effective date of the Registration Statement ("Actual Effective Date"), the Company has registered for unrestricted resale on behalf of each Subscriber fewer than all the Shares and Warrant Shares issuable upon exercise of the Warrants and Finder's Warrants.

          10.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 10.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

               (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 10, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) within four (4) hours of (i) notice that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement, (failure to timely provide notice as required by this Section 10.2(a) shall be a material breach of the Company's obligation hereunder and a Non-Registration Event as defined in Section 10.4 of this Agreement;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

               (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

               (d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

               (f) immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

          10.3. Provision of Documents. In connection with each registration described in this Section 10, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          10.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 10.1(i) or 10.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(i) the Registration Statement is not filed on or before the Filing Date, (ii) is not declared effective on or before the sooner of the Effective Date, or within three (3) business days of receipt by the Company of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (iii) if the registration statement described in Sections 10.1(i) or 10.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (iv) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses (i), (ii), (iii) and (iv) of this Section 10.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to three percent (3%) for each thirty days or part thereof of the pendency of such Non-Registration Event of the Purchase Price of the Shares owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written and accounting comments received from the Commission relating to the Registration Statement must be responded to within fifteen (15) business days. Failure to timely respond is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 10.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement.

          10.5. Expenses. All expenses incurred by the Company in complying with
Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance for all Sellers are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 10. Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

          10.6. Indemnification and Contribution.

               (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 10, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 10.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any case to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 10, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          10.7. Delivery of Unlegended Shares.

               (a) Within three (3) business days (such third (3rd) business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a written notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4 above, issuable pursuant to any effective and current Registration Statement described in
Section 10 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

               (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

               (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 10 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 10.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

               (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $10,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

               (e) In the event a Subscriber shall request in writing delivery of Unlegended Shares as described in Section 10.7(e) and the Company is required to deliver such Unlegended Shares pursuant to Section 10.7(e), the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, the Company files for an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 110% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

          11. (a) Right of First Refusal. The Company and Barron Partners LP, as the sole Investor entered into a certain Stock Purchase Agreement as of May 31, 2004 ("SPA"), pursuant to Section 6.10 of the SPA, Barron Partners LP was granted certain rights of first refusal. The Company grants the identical rights to the Subscribers and undertakes to obtain the consent of Barron Partners LP to share such rights with the Subscribers pari passu and in portion to the relative investments of Barron Partners LP and the Subscribers pursuant to the SPA and this Agreement.

               (b) Offering Restrictions. Except as disclosed in the Reports or Other Written Information filed with the Commission or made available to the Subscriber prior to the Closing Date, or in connection with Excepted Issuances, the Company will not issue any equity, convertible debt or other securities convertible into common stock on any terms more favorable to such other investor than any of the terms of the Offering, until after the Exclusion Period without the prior written consent of the Subscribers holding a majority of the outstanding Shares and Warrant Shares, which consent may be withheld for any reason.

               (c) Favored Nations Provision. Other than the Excepted Issuances, if at any time Shares are still held by a Subscriber, if the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding at any time prior to the Closing Date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price, without the consent of each Subscriber holding such Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock still owned by the Subscriber) is equal to such other lower price per share. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue such additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 10 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the per Share Purchase Price. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

               (d) Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 11(a) and 11(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 10 of the Warrant, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in
Section 10 of the Warrant. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

          12. Miscellaneous.

               (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Renegade Venture (Nev.) Corporation, 6901 S. Park Avenue, Tucson, AZ 85706, Attn: John B. Sawyer, President, telecopier: (520) 806-8454, with a copy by telecopier only to: James Fry, Esq., 6901 S. Park Avenue, Tucson, AZ 85706, telecopier: (520) 806-8454,
(ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Finders, to: the one or more addresses and telecopier numbers indicated on Schedule 7 hereto.

               (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement.

               (c) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. Except as set forth in this Agreement, no right or obligation of any party hereto shall be assigned by that party without prior notice to and the written consent of the other party.

               (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

               (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(e) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

               (g) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and
(ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

               (h) Equitable Adjustment. The Securities and the purchase prices of Securities shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests of the Company to its shareholders.

               (i) Limitation of Damages. The only damages payable for a violation of any term or condition of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. The foregoing limitation shall not be construed to limit Subscribers' rights pursuant to Section 12(f) of this Agreement.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)
                  --------------------------------------------


          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              RENEGADE VENTURE (NEV.) CORPORATION
                              a Nevada corporation



                              By:_________________________________
                                       Name:
                                       Title:

                              Dated: as of September ____, 2004



----------------------------------- --------------- ----------- ------------------- ------------------ -------------------
SUBSCRIBER                          PURCHASE PRICE  SHARES      CLASS A WARRANTS    CLASS B WARRANTS   PROPORTIONATE SHARE
----------------------------------- --------------- ----------- ------------------- ------------------ -------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT    $650,000.00     1,250,000   625,000             625,000            59.09%
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 010-42-32323196


--------------------------------
(Signature)

--------------------------------
Print Name and Title
------------------------------------- --------------- ----------- ------------------- ------------------ ------------------








                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)
                  --------------------------------------------


          Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              RENEGADE VENTURE (NEV.) CORPORATION
                              a Nevada corporation



                              By:_________________________________
                                       Name:
                                       Title:

                              Dated: as of September ____, 2004



------------------------------------- ----------------- ----------- ------------------- ------------------ -------------------
SUBSCRIBER                            PURCHASE PRICE    SHARES      CLASS A WARRANTS    CLASS B WARRANTS   PROPORTIONATE SHARE
------------------------------------- ----------------- ----------- ------------------- ------------------ -------------------
STONESTREET LIMITED PARTNERSHIP       $200,000.00       384,616     192,308             192,308            18.18%
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada
Fax: (416) 956-8989


--------------------------------
(Signature)

--------------------------------
Print Name and Title
------------------------------------- ----------------- ----------- ------------------- ------------------ -------------------









                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)
                  --------------------------------------------


          Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              RENEGADE VENTURE (NEV.) CORPORATION
                              a Nevada corporation



                              By:_________________________________
                                       Name:
                                       Title:

                              Dated: as of September ____, 2004



---------------------------------- ---------------- ---------- ------------------- ------------------ --------------------
SUBSCRIBER                         PURCHASE PRICE   SHARES     CLASS A WARRANTS    CLASS B WARRANTS   PROPORTIONATE SHARE
---------------------------------- ---------------- ---------- ------------------- ------------------ --------------------
WHALEHAVEN CAPITAL FUND LIMITED    $150,000.00      288,462    144,231             144,231            13.64%
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373


--------------------------------
(Signature)

--------------------------------
Print Name and Title
---------------------------------- ---------------- ---------- ------------------- ------------------ ---------------------------








                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)
                  --------------------------------------------


          Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              RENEGADE VENTURE (NEV.) CORPORATION
                              a Nevada corporation



                              By:_________________________________
                                       Name:
                                       Title:

                              Dated: as of September ____, 2004



----------------------------------- ---------------- ---------- ------------------- ------------------ -------------------
SUBSCRIBER                          PURCHASE PRICE   SHARES     CLASS A WARRANTS    CLASS B WARRANTS   PROPORTIONATE SHARE
----------------------------------- ---------------- ---------- ------------------- ------------------ -------------------
GREENWICH GROWTH FUND LIMITED       $100,000.00      192,308    96,154              96,154             9.09%
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373


--------------------------------
(Signature)

--------------------------------
Print Name and Title
----------------------------------- ---------------- ---------- ------------------- ------------------ -------------------

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------



         Exhibit A                  Form of Warrants

         Exhibit B                  Escrow Agreement

         Exhibit C                  Form of Legal Opinion

         Exhibit D                  Form of Finder's Warrants

         Exhibit E                  Public Disclosure

         Exhibit F                  Form of Limited Standstill Agreement

         Schedule 5(d)              Disclosure Schedule

         Schedule 5(s)              Capitalization

         Schedule 8(q)              Parties to Limited Standstill Agreements

         Schedule 7                 Finders

         Schedule 8(e)              Use of Proceeds

         Schedule 10.1              Other Securities to be Registered

                                    EXHIBIT A

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RENEGADE VENTURE (NEV.) CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                              Right to Purchase _________ shares of Common Stock of Renegade Venture (Nev.) Corporation (subject to adjustment as provided herein)

            FORM OF COMMON STOCK PURCHASE WARRANT CLASS A AND CLASS B

No. 2004-001                                   Issue Date: September ____, 2004

     RENEGADE VENTURE (NEV.) CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ALPHA CAPITAL AKTIENGESELLSCHAFT, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth anniversary after the Closing Date (as defined in the Subscription Agreement) (the "Expiration Date"), up to _________ fully paid and nonassessable shares of the common stock of the Company (the "Common Stock"), $.001 par value per share at a per share purchase price of [Class A - $1.00; Class B - $1.36] in lawful money of the United States. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated September ____, 2004, entered into by the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include Renegade Venture (Nev.) Corporation and any corporation which shall succeed or assume the obligations of Renegade Venture (Nev.) Corporation hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

     1. Exercise of Warrant.

          1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

          1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

          1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

          1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

               (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

               (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

               (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

          1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

          1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

          1.7. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          1.8 Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RENEGADE VENTURE (NEV.) CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     2. Cashless Exercise.

          (a) If a Registration Statement as defined in the Subscription Agreement ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below ("Cashless Exercise") or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided herein.

          (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below) and no Registration Statement relating to the shares of Common Stock underlying this Warrant is effective, in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

            X=Y (A-B)
              ------
                 A

   Where    X=  the number of shares of Common Stock to be issued to the holder

            Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

            A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

            B=  Purchase Price (as adjusted to the date of such calculation)

          (c) The Holder may employ the cashless exercise feature described above only during the pendency of a Non-Registration Event as described in
Section 10 of the Subscription Agreement.

          For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Commission currently has interpreted Rule 144 to mean that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

     3. Adjustment for Reorganization, Consolidation, Merger, etc.

          3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

          3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

          3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

          3.4 Price Adjustment.

               (a) Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option.

               (b) Earnings. In the event the Company earns between $2,000,000 and $1.00 in net after tax earnings as reported for the fiscal year ending December 31, 2004, from recurring operations before any non-recurring items, the Purchase Price shall be reduced proportionately by 0% if such earnings are $2,000,000 and by 99% if the earnings are $1.00 or less. For example, if the Company earns $1,600,000 (i.e. 20% below $2,000,000), then the Purchase Price shall be reduced by 20%. Such reduction shall be made at the time the December 31, 2004 financial results are publicly announced or reported and shall be calculated on the Issue Date in effect on the first date the earnings are publicly announced or reported. In the event the Company earns $1.00 or less, the Purchase Price shall be reduced by 99%. The adjustment to the Purchase Price, if any, based on earnings is in addition to the adjustment described in
Section 3.4(a) above.

               (c) Other Reductions. The adjustments to the Purchase Price described in this Section 3.4 are in addition to the other rights of the Holder described in the Subscription Agreement.

     4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. The Holder of this Warrant has been granted certain registration rights for the shares underlying this Warrant by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

     10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of Common Stock which would be in excess of the sum of (i) the number of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date, and (ii) the number of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

     11. Call. The Company shall have the option to "call" the Warrants (the "Warrant Call"), one or more times, in accordance with and governed by the following:

          (a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 15 of this Warrant.

          (b) The Company's right to exercise the Warrant Call shall commence thirty trading days after the Actual Effective Date as defined in the Subscription Agreement.

          (c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in a registration statement effective from twenty-two trading days prior to the Call Date and through the date such Common Stock is actually delivered to the Warrant Holder ("Delivery Date").

          (d) A Call Notice may be given not sooner than ten (10) trading days after the prior Call Date.

          (e) A Call Notice may be given by the Company only within ten trading days after the Common Stock has had a closing price as reported for the Principal Market (as defined in the Subscription Agreement) of not less than one hundred and fifty percent (150%) of the Purchase Price for fifteen (15) consecutive trading days ("Lookback Period"), and the average daily trading volume on the Principal Market during the Lookback Period of not less than 140,000 Common Shares.

          (f) The Common Stock must be listed on the Principal Market for the Lookback Period and through the Delivery Date.

          (g) The Company shall not have received a notice from the Principal Market during the sixty (60) calendar days prior to a Call Date that the Company or the Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

          (h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

          (i) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same Issue Date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

          (j) The Warrant Holder shall exercise his Warrant rights and purchase the Called Common Stock and pay for same within thirty (30) days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

          (k) The Company may not exercise the right to Call this Warrant after the occurrence of a default by the Company of a material term of this Warrant or the Subscription Agreement.

     12. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

     13. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     14. Warrant Exercise Compensation. The Company has agreed to pay to certain Finders identified in the Subscription Agreement Warrant Exercise Compensation as described in the Subscription Agreement equal to six percent (6%) of the cash proceeds payable to the Company upon exercise of the Warrant. The Warrant Exercise Compensation will be paid by the Company to the Broker not later than the fifth (5th) business day after the Company receives cash proceeds from the exercise of this Warrant. The Holder of the Warrant has no obligation or responsibility to pay Warrant Exercise Compensation.

     15. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Renegade Venture (Nev.) Corporation, 6901 S. Park Avenue, Tucson, AZ 85706, Attn: John B. Sawyer, President, telecopier: (520) 806-8454, with a copy by telecopier only to: James Fry, Esq., 6901 S. Park Avenue, Tucson, AZ 85706, telecopier: (520) 806-8454, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with a copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

     16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                              RENEGADE VENTURE (NEV.) CORPORATION

                              By:
                                  ---------------------------------------------
                                     Name:
                                     Title:



Witness:

------------------------------

                                    Exhibit A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  RENEGADE VENTURE (NEV.) CORPORATION
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or
___      the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States (which sum reflects the concession amount described in Section 14 of the Warrant; and/or

___      the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to whose address is
------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:
      -----------------------          -----------------------------------------
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                        ----------------------------------------
                                        ----------------------------------------
                                        (Address)

                                    Exhibit B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of RENEGADE VENTURE (NEV.) CORPORATION to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of RENEGADE VENTURE (NEV.) CORPORATION with full power of substitution in the premises.


------------------------ ------------------------------- --------------------
Transferees              Percentage Transferred          Number Transferred
------------------------ ------------------------------- --------------------

------------------------ ------------------------------- --------------------

------------------------ ------------------------------- --------------------

------------------------ ------------------------------- --------------------


Dated:
      -----------------            ---------------------------------------------
                                  (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

------------------------------      -------------------------------------------
         (Name)                     -------------------------------------------
                                    (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                        -------------------------------------------
                                    -------------------------------------------
                                    (address)

------------------------------
         (Name)

                                    EXHIBIT B


                             FUNDS ESCROW AGREEMENT
                             ----------------------


     This Agreement is dated as of the ____ day of September, 2004 among Renegade Venture (Nev.) Corporation, a Nevada corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of $.001 par value Common Stock of the Company ("Common Stock") for an aggregate purchase price of up to $1,100,000.00 and the issuance of Warrants in the amounts set forth on Schedule A hereto; and

     WHEREAS, the parties hereto require the Company to deliver the Common Stock and Warrants against payment therefor, with such Common Stock, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

     1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

          (b)"Closing Date" shall have the meaning set forth in Section 12(b) of the Subscription Agreement;

          (c)"Escrowed Payment" means an aggregate cash payment of up to $1,100,000.00 which is the Purchase Price as defined in the Subscription Agreement;

          (d) "Finders" shall have the meanings set forth in Section 7 of the Subscription Agreement;

          (e) "Finder's Fee" shall have the meaning set forth in Section 7(a) of the Subscription Agreement;

          (f) "Finder's Warrants" shall have the meaning set forth in Section 7(b) of the Subscription Agreement;

          (g) "Legal Fees" shall have the meaning set forth in Section 7(c) of the Subscription Agreement;

          (h) "Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

          (i) "Limited Standstill Agreements" shall have the meaning set forth in Section 8(q) of the Subscription Agreement;

          (j) "Shares" shall have the meaning set forth in Section 1 of the Subscription Agreement;

          (k) "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Shares and Warrants;

          (l) "Warrants" shall have the meaning set forth in Section 3 of the Subscription Agreement, and shall herein refer to Class A and Class B Warrants;

          (m) Collectively, the executed Subscription Agreement executed by the Company, the Shares, Warrants, Legal Opinion, executed Limited Standstill Agreements, and Finder's Warrants are referred to as "Company Documents"; and

          (n) Collectively, the Escrowed Payment and the Subscription Agreement executed by the Subscribers are referred to as "Subscriber Documents".

     1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

     2.1. Company Deliveries. On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Shares, Warrants, Finder's Warrants, and Legal Opinion (collectively, the "Company Documents").

     2.2. Subscriber Deliveries. On or before the Closing Date, each Subscriber shall deliver to the Escrow Agent its portion of the Purchase Price, and the executed Subscription Agreement (collectively, the "Subcriber Documents"). The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

                                 Citibank, N.A.
                                 1155 6th Avenue
                             New York, NY 10036, USA
                             ABA Number: 0210-00089
              For Credit to: Grushko & Mittman, IOLA Trust Account
                            Account Number: 45208884

     2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

     3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

          (a) On the Closing Date, the Escrow Agent will simultaneously release
(i) the Company Documents to the Subscriber; (ii) the Subscriber Documents to the Company; (iii) the Legal Fees to the Subscriber's attorneys together with the Finder's Warrants described in Section 7(c) of the Subscription Agreement, and (iv) the Finder's Fee and Finder's Warrants to the Finders.

          (b) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

          (c)Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

          (d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

          (e) In the event executed Subscription Agreements executed by Subscribers for an aggregate Purchase Price of up to $1,100,000.00 and Escrowed Payments for an aggregate of up to $1,100,000.00 have not been received by the Escrow Agent on or before September 15, 2004, the Escrow Agent shall immediately release the Company Documents to the Company and release the Subscriber Documents and Escrowed Payments to the Subscribers.

     3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

     4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b)The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other reasonable costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

          (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company which is unrelated to the Escrow Agreement, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)      If to the Company, to:

                           Renegade Venture (Nev.) Corporation
                           6901 S. Park Avenue
                           Tucson, AZ 85706
                           Attn: John B. Sawyer, President
                           Fax: (520) 806-8454

         With a copy by telecopier only to:

                           James Fry, Esq.
                           6901 S. Park Avenue
                           Tucson, AZ 85706
                           Fax: (520) 806-8454


(b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto


(c) If to the Finder, to: the addresses and fax numbers listed on Schedule 7 to the Subscription Agreement.


(d)      If to the Escrow Agent, to:

                           Grushko & Mittman, P.C.
                           551 Fifth Avenue, Suite 1601
                           New York, New York 10176
                           Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, each Subscriber shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

     5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission. 5.7.

     Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                   RENEGADE VENTURE (NEV.) CORPORATION
                                   the "Company"


                                   By:
                                      -----------------------------------


                                   --------------------------------------
                                   ALPHA CAPITAL AKTIENGESELLSCHAFT
                                   "Subscriber"


                                   --------------------------------------
                                   STONESTREET LIMITED PARTNERSHIP
                                   "Subscriber"


                                   --------------------------------------
                                   WHALEHAVEN CAPITAL FUND LIMITED
                                   "Subscriber"


                                   --------------------------------------
                                   GREENWICH GROWTH FUND LIMITED
                                   "Subscriber"


                                   ESCROW AGENT:


                                   --------------------------------------
                                   GRUSHKO & MITTMAN, P.C.



                                           SCHEDULE A TO FUNDS ESCROW AGREEMENT
                                           ------------------------------------


----------------------------------------- ----------------- -------------------- ------------------ ------------------
SUBSCRIBER                                PURCHASE PRICE    SHARES               CLASS A WARRANTS   CLASS B WARRANTS
----------------------------------------- ----------------- -------------------- ------------------ ------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT          $650,000.00       1,250,000            625,000            625,000
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
----------------------------------------- ----------------- -------------------- ------------------ ------------------
STONESTREET LIMITED PARTNERSHIP           $200,000.00       384,616              192,308            192,308
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada
Fax: (416) 956-8989
----------------------------------------- ----------------- -------------------- ------------------ ------------------
WHALEHAVEN CAPITAL FUND LIMITED           $150,000.00       288,462              144,231            144,231
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
----------------------------------------- ----------------- -------------------- ------------------ ------------------
GREENWICH GROWTH FUND LIMITED             $100,000.00       192,308              96,154             96,154
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
----------------------------------------- ----------------- -------------------- ------------------ ------------------
TOTAL                                     $1,100,000.00     2,115,386            1,057,693          1,057,693
----------------------------------------- ----------------- -------------------- ------------------ ------------------

                                    EXHIBIT E
                                PUBLIC DISCLOSURE



The Company will prepare and file SEC Form 8-K, inclusive of the Subscription Agreement as an Exhibit thereto, as well as issuing a press release on Tuesday, September 7, 2004 to make public the equity investment as set forth in the Subscription Agreement and ancillary documents.

                                    EXHIBIT F


                          LIMITED STANDSTILL AGREEMENT


This AGREEMENT (the "Agreement") is made as of the 1st day of September, 2004, by the signators hereto (each a "Holder"), in connection with his ownership of shares of Renegade Venture (Nev.) Corporation, a Nevada corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

     1. Background.

          a. Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company ("Common Stock").

          b. Holder acknowledges that the Company has entered into or will enter into agreements (the "Subscription Agreement") with subscribers (the "Subscribers") to the Company's Common Stock and Warrants, for the sale of an aggregate of $1,000,000.04 of Common Stock and Warrants to the Subscribers (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until May 31, 2005 (the "Restriction Period").

     2. Share Restriction.

          a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than (i) in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company, or (ii) with the prior written consent of the Subscribers, which shall not be unreasonably withheld. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.

          b. Any subsequent issuance to and/or acquisition of shares by Holder will be subject to the provisions of this Agreement.

          c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or
(iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

     3. Miscellaneous.

          a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

          b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

          c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

          d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                     HOLDER:


                                           --------------------------------
                                             (Signature of Holder)



                                           --------------------------------
                                             (Print Name of Holder)


                                           --------------------------------
                                           Number of Shares of Common Stock
                                           Beneficially Owned



                                           COMPANY:

                                           RENEGADE VENTURE (NEV.)CORPORATION



                                           By:
                                              --------------------------------

                          LIMITED STANDSTILL AGREEMENT


This AGREEMENT (the "Agreement") is made as of the 1st day of September, 2004, by the signators hereto (each a "Holder"), in connection with his ownership of shares of Renegade Venture (Nev.) Corporation, a Nevada corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

     1. Background.

          a. Holder is the beneficial owner of a warrant for the exercise of up to 720,000 shares at an exercise price of $0.34 per share of the Common Stock, $.001 par value, of the Company ("Common Stock").

          b. Holder acknowledges that the Company has entered into or will enter into agreements (the "Subscription Agreement") with subscribers (the "Subscribers") to the Company's Common Stock and Warrants, for the sale of an aggregate of $1,000,000.00 of Common Stock and Warrants to the Subscribers (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining an agreement from the Holder to refrain from selling 620,000 of the 720,000 shares underlying the warrant having an exercise price of $0.34 per share of the Common Stock of the Company for a period of time from the present until the sooner of (i) ninety (90) days after the registration statement covering the securities sold in the Offering has been effective under the Securities Act of 1933 (the "Act"), (ii) the price of the Common Stock of the Company trades at $0.68 per share or higher (the "Restriction Period"),
(iii) Subscribers no longer own any Securities (as defined in the Subscription Agreement), or (iv) by operation of law, provided that any distributee agrees to be subject to this Agreement.


     2. Share Restriction.

          a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of the shares of Common Stock specifically set forth in this Agreement and that this Agreement will not apply to any other stock, options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of the specific shares of Common Stock restricted by this Agreement.

          b. Any subsequent issuance to and/or acquisition of shares by Holder will not be subject to the provisions of this Agreement.

          c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or
(iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.


     3. Miscellaneous.

          a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

          b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

          c. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

          d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                         HOLDER:

                                         JG Capital, Inc.


                                         ------------------------------------
                                         Rich Josephberg
                                         President



                                         ------------------------------------
                                         Number of Shares underlying Warrants
                                         subject to restriction.


                                         COMPANY:

                                         RENEGADE VENTURE (NEV.) CORPORATION



                                         By:
                                            ---------------------------------
                                         John Sawyer, President

                                  SCHEDULE 5(d)
                               DISCLOSURE SCHEDULE


The authorized and outstanding capital stock of the Company is as follows:

28,080,000 shares of common stock

Holders of more than a 5% beneficial interest:
----------------------------------------------

Holder                                      Shares
------                                      ------

Barron Partners, L.P.                       9,600,000

John Sawyer                                 2,900,000

Ian Herman                                  2,700,000

Perugia Design                              2,000,000

Seajay Holdings                             1,500,000

(The Seajay shares have been voided by the company and are to be cancelled pursuant to litigation filed by the Company)


             Warrant Holders, Option Holders and Stock/Option Plans
             ------------------------------------------------------

1) Barron Partners, L.P.
     a) entitled to issuance of an additional 14,400,000 shares of common stock upon exercise of warrants
     b) entitled to preemptive/right of first refusal rights upon the issue of any equity securities by Company.

2) JG Capital
     a) entitled to issuance of 1,800,000 shares of common stock upon exercise of previously issued warrants.
     b) Entitled to issuance of shares of common stock upon the exercise of warrants issued in connection with this Subscription Agreement.

3) Ian Herman
     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.

4) John Sawyer
     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.

5) Alan Abate
     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.


6) Patricia Graham
     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.




7) Finders as defined in this Subscription Agreement
     a) entitled to issuance of shares of common stock upon the exercise of warrants issued in connection with this Subscription Agreement.

8) Employees of Company
     a) entitled to shares of common stock upon the exercise of options or awards of stock issued pursuant to an existing employee stock option or stock compensation plan as reported in the Company 10KSB.


                           Company Stock/Option Plans
                           --------------------------

1) The Company has an existing 2002 Compensatory Stock option Plan for directors and officers of Renegade Venture and its subsidiary Hamilton Aerospace Technologies, Inc. which has reserved a maximum of 3,000,000 shares of common stock of which 2,820,000 shares of common stock remain available to be issued; and

2) The Company has an existing 2003 Employee Stock Compensation Plan for employees of Hamilton Aerospace Technologies, Inc. which has reserved a maximum of 5,000,000 shares of common stock of which 2,200,000 shares of common stock remain available to be issued.

3)   The Company has resolved to establish a standard Employee Stock Option Plan
     (ESOP), not to exceed 8.5% of the issued common stock of the Company, which will be vested evenly over 5 years, as set forth in the Stock Purchase Agreement with Barron Partners, L.P.

                                  SCHEDULE 5(s)
                                 CAPITALIZATION

The authorized and outstanding capital stock of the Company is as follows:

28,080,000 shares of common stock

Holders of more than a 5% beneficial interest:
----------------------------------------------

Holder                                      Shares
------                                      ------

Barron Partners, L.P.                       9,600,000

John Sawyer                                 2,900,000

Ian Herman                                  2,700,000

Perugia Design                              2,000,000

Seajay Holdings                             1,500,000

(The Seajay shares have been voided by the company and are to be cancelled pursuant to litigation filed by the Company)

             Warrant Holders, Option Holders and Stock/Option Plans
             ------------------------------------------------------

9) Barron Partners, L.P.

     a) entitled to issuance of an additional 14,400,000 shares of common stock upon exercise of warrants

     b) entitled to preemptive/right of first refusal rights upon the issue of any equity securities by Company.

10) JG Capital

     a) entitled to issuance of 1,800,000 shares of common stock upon exercise of previously issued warrants.

     b) Entitled to issuance of shares of common stock upon the exercise of warrants issued in connection with this Subscription Agreement.

11) Ian Herman

     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.


12) John Sawyer

     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.


13) Alan Abate

     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.

14) Patricia Graham

     a) entitled to shares of common stock upon the exercise of options as reported in the Company 10KSB.


15) Finders as defined in this Subscription Agreement

     a) entitled to issuance of shares of common stock upon the exercise of warrants issued in connection with this Subscription Agreement.

16) Employees of Company

     a) entitled to shares of common stock upon the exercise of options or awards of stock issued pursuant to an existing employee stock option or stock compensation plan as reported in the Company 10KSB.


                           Company Stock/Option Plans
                           --------------------------

4) The Company has an existing 2002 Compensatory Stock option Plan for directors and officers of Renegade Venture and its subsidiary Hamilton Aerospace Technologies, Inc. which has reserved a maximum of 3,000,000 shares of common stock of which 2,820,000 shares of common stock remain available to be issued; and

5) The Company has an existing 2003 Employee Stock Compensation Plan for employees of Hamilton Aerospace Technologies, Inc. which has reserved a maximum of 5,000,000 shares of common stock of which 2,200,000 shares of common stock remain available to be issued.

6)   The Company has resolved to establish a standard Employee Stock Option Plan
     (ESOP), not to exceed 8.5% of the issued common stock of the Company, which will be vested evenly over 5 years, as set forth in the Stock Purchase Agreement with Barron Partners, L.P.



                                            SCHEDULE 7

                                              FINDER
                                              ------


---------------------------------------- --------------------------------------- ------------------------
FINDER                                   CASH FINDER'S FEES PAYABLE IN           FINDER'S WARRANTS *
                                         CONNECTION WITH PURCHASE PRICE AND
                                         WARRANT EXERCISE COMPENSATION
---------------------------------------- --------------------------------------- ------------------------
JG CAPITAL, INC.                         Two-Thirds of amount payable            60% of Finder's Warrants
633 Third Avenue
New York, NY 10017
Fax: (212) 397-5832
---------------------------------------- --------------------------------------- ------------------------
HEZA HOLDING, INC.                       One-Third of amount payable             20% of Finder's Warrants
1077 East 27th Street
Brooklyn, New York 11210
Fax: (212) 586-8244
---------------------------------------- --------------------------------------- ------------------------
GRUSHKO & MITTMAN, P.C. **               -0-                                     20% of Finder's Warrants
551 Fifth Avenue, Suite 1601
New York, NY 10176
Fax: (212) 697-3575
---------------------------------------- --------------------------------------- -------------------------------------

* Each recipient of Finder's Warrants will receive a pro rata portion of the Finder's Warrants having exercise prices of $0.52, $1.00 and $1.36. The aggregate amount of Finder's Warrants having an exercise price of $0.52 shall be 158,654 Finder's Warrants. The aggregate amount of Finder's Warrants having an exercise price of $1.00 shall be 79,327 Finder's Warrants. The aggregate amount of Finder's Warrants having an exercise price of $1.36 shall be 79,327 Finder's Warrants.

                ** Pursuant to Section 7(c) and not as a Finder.

                                  SCHEDULE 8(e)
                                 USE OF PROCEEDS



Purpose                                                          Total
-------                                                          -----

1)       Acquisition of assets formerly
         owned by Hamilton Aviation under
         an agreement with the
         Bankruptcy Estate.                                      $750,000.00


2)       Working Capital                                         $198,960.00

3)       JG Capital, Inc. (Finder's Fee)                         $  44,000.00

4)       JG Capital, Inc. (Placement Agent fee for Barron        $  68,790.00
         transaction)

5)       HEZA Holding, Inc. (Finder's Fee)                       $  22,000.00

6)       Grushko & Mittman, P.C. (Legal Fees)                    $  16,250.00


Total                                                            $1,100,000.00

                                  SCHEDULE 8(q)
                     PARTIES TO LIMITED STANDSTILL AGREEMENT


1) Ian Herman
2) John Sawyer
3) Perugia Design
4) JG Capital, Inc.

                                  SCHEDULE 10.1
                        OTHER SECURITIES TO BE REGISTERED


                           Securities to be Registered
                           ---------------------------

1) Barron Partners, L.P.

     a)   9,600,000 shares of common stock
     b)   14,400,00 shares of common stock underlying warrants


2) JG Capital

     a)   1,800,000 shares of common stock underlying warrants previously issued
     b) shares of common stock underlying warrants issued in connection with this Subscription Agreement.


3) Ralph Garcia

     a) 1,000,000 shares of common stock issued pursuant to an acquisition of World Jet Corporation.


4) Finders

     a) any shares of common stock underlying warrants issued to the Finders named in this Subscription Agreement.


5) Company ESOP

     a) the Company has resolved to establish a standard Employee Stock Option Plan (ESOP), not to exceed 8.5% of the issued common stock of the Company, which will be vested evenly over 5 years, as set forth in the Stock Purchase Agreement with Barron Partners, L.P.